UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 31, 2008, Westaff (USA), Inc. (the “Borrower”), which is a wholly owned subsidiary of Westaff, Inc. (the “Company”), entered into a Forbearance Agreement, dated as of July 31, 2008 (the “Forbearance Agreement”) among the Borrower, the Company, as parent guarantor, certain lenders party thereto (the “Lenders”) and U.S. Bank National Association, as agent for the Lenders (the “Agent”).  The parties to the Forbearance Agreement are parties to that certain Financing Agreement, dated as of February 14, 2008, as amended (the “Financing Agreement”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 30, 2008, the Borrower received a notice of default from the Agent stating, among other things, that an Event of Default (as defined in the Financing Agreement) has occurred due to the Borrower’s failure to achieve a Fixed Charge Coverage Ratio (as defined in the Financing Agreement) for the fiscal period ended April 19, 2008.

Pursuant to the terms of the Forbearance Agreement, (i) the Lenders and the Agent agreed to forbear from exercising any of their default rights and remedies in response to the occurrence and continuance of the Event of Default commencing on the date of the Forbearance Agreement and ending on August 26, 2008 (the “Forbearance Period”), (ii) the Borrower agreed to a reduction in the aggregate amount of the commitments under the Financing Agreement from US$50 million to US$33 million effective as of June 23, 2008, (iii) the Agent agreed to maintain a reserve against the revolving credit availability to cover Borrower’s payroll and payroll tax obligations, (iv) the Borrower agreed to pay to the Agent for the ratable benefit of the Lenders a one-time forbearance fee in the amount of US$50,000.  The interest rate applicable to loans made pursuant to the Financing Agreement will continue at the default rate through the Forbearance Period.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01               Regulation FD Disclosure

On August 5, 2008, the Company issued a press release announcing that it entered into the Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.                         Description of Document

10.1                                     Forbearance Agreement

99.1                                     Press Release, dated August 5, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and Chief
Financial Officer

Date: August 6, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Forbearance Agreement

99.1	Press Release, dated August 5, 2008